Press Release

Excelerate Energy Announces Second Quarter 2022 Results

The Woodlands, TX, August 10, 2022 – Excelerate Energy, Inc. (NYSE: EE) (the “Company” or “Excelerate”) today reported its financial results for the second quarter ended June 30, 2022.

REcent Highlights

•
Reported Net Loss of $4.0 million, reflecting an expected $21.8 million one-time charge for IPO-related FSRU acquisition
•
Adjusted Net Income, excluding the expected one-time charge and IPO-related restructuring expenses, was $20.4 million for the second quarter(1)
•
Reported Adjusted EBITDAR of $75.2 million for the second quarter(1)
•
Commenced seasonal regasification services at Bahia Blanca GasPort in May
•
Expanded downstream reach of planned Vlora Terminal project through gas sales MOU with Bulgaria’s Overgas
•
Progressed Finland regasification project, remains on schedule to commence service in Q4 2022
•
Advanced negotiations for MLNG Expansion and Payra LNG projects in Bangladesh
•
The Excelerate Board declared the Company’s inaugural quarterly dividend of $0.025 per share

CEO Comment

“Our second quarter financial results demonstrate the continued strong momentum of our integrated business model,” said President and Chief Executive Officer Steven Kobos. “We are executing our strategy to deploy our flexible LNG infrastructure and pursue downstream opportunities to expand our reach in both new and existing markets. Importantly, the strategic expansion downstream of our floating terminals is accelerating the growth of our gas sales business and positioning Excelerate for increased profitability.”

“This past year has highlighted the important role flexible access to LNG plays in providing energy security and supporting the decarbonization efforts of countries around the world,” continued Kobos. “Excelerate is committed to delivering stable, reliable energy, so countries and industries can keep the lights on and homes can stay warm in the winter. We look forward to continuing to develop our geostrategic asset base to meet the energy needs of customers in the future, while delivering meaningful value creation for our stakeholders.”

second Quarter 2022 Financial REsults

	For the three months ended
	June 30,	March 31,	June 30,
(in millions)	2022	2022	2021
Revenues	$622.9	$591.7	$192.8
Operating Income	$39.3	$39.1	$27.8
Net Income/(Loss)	$(4.0)	$12.8	$3.6
Adjusted Net Income (1)	$20.4	$15.6	$6.6
Adjusted EBITDA (1)	$66.1	$62.3	$58.4
Adjusted EBITDAR (1)	$75.2	$71.4	$65.5
Earnings (Loss) Per Share (diluted)	$(0.08)

(1) See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled "Non-GAAP Reconciliation" below.

The net loss reported for the quarter included a one-time charge of $21.8 million related to the early extinguishment of the Excellence lease as part of the IPO-related FSRU acquisition that was closed concurrently with the Company’s initial public offering in April 2022. The charge represents the difference between the amount paid for the Excellence compared to the lease liability at the time of the acquisition. Excluding the $21.8 million one-time charge and IPO-related restructuring expenses, Excelerate’s adjusted net income was $20.4 million.

Adjusted EBITDA and Adjusted EBITDAR for the second quarter of 2022 increased over the prior year period primarily due to incremental gas sales margins at the Bahia Terminal in Brazil which commenced in December of 2021. The sequential increase was driven by the commencement of regasification services at Bahia Blanca in Argentina in May, the Express resuming operations under its long-term regasification charter in early April, and higher gas sales volumes at the Bahia terminal in Brazil, all of which were partially offset by higher vessel operating costs.

Key Project Updates

Bahia Blanca

Excelerate continued to execute on its regasification business through a seasonal charter for the FSRU Exemplar at the Bahia Blanca GasPort regasification terminal in Argentina. The FSRU Exemplar arrived at Bahia Blanca in May 2022 and will provide regasification services through August 31, 2022. The FSRU Exemplar will be deployed to Finland in the fourth quarter of 2022.

Vlora LNG Terminal

In July 2022, Excelerate signed a Memorandum of Understanding with Bulgaria’s Overgas relating to the sale of regasified LNG downstream of the Company’s planned Vlora LNG terminal in Albania. Under the agreement, the two Parties will enter into a negotiation for Overgas to purchase up to 1.0 bcm of regasified LNG annually for ten years from Excelerate via the Vlora Terminal and the proposed Vlora-Fier Pipeline which is expected to interconnect with an existing natural gas pipeline in Europe’s southern gas corridor. The MOU expands the scope of Excelerate’s planned Vlora Terminal project by offering broader access to southern Europe’s natural gas market and has the potential to bring much needed supply diversification not only to Bulgaria, but also to neighboring countries in the region.

Finland LNG Terminal

Excelerate and Gasgrid Finland previously announced an executed 10-year, time charter party agreement for Excelerate to provide LNG regasification services, which is expected to commence in the fourth quarter of 2022. Gasgrid Finland has initiated the development of a new jetty in Southern Finland, near the Balticconnector pipeline, for the FSRU Exemplar to moor.

MLNG Expansion

Excelerate continues to advance commercial negotiations with the government of Bangladesh for the expansion of the Moheshkhali LNG (“MLNG”) terminal, the extension of its existing regasification agreement by five years to 2038, and a multi-year LNG supply agreement. As previously announced, the expansion project was approved in principle by the government of Bangladesh last quarter. MLNG is one of Excelerate’s three E-FIT integrated terminals.

Payra LNG

Excelerate is advancing commercial negotiations with the government of Bangladesh for the Payra LNG project. The proposed scope of the Payra LNG project, which is located in the southwestern part of the country, involves the development of an offshore FSRU import terminal and an onshore pipeline to the city of Khulna. As part of the project, Excelerate is also negotiating a long-term LNG supply agreement with the country. In August, Excelerate formally engaged HSBC as its financial advisor to support various financial aspects of the Payra project.

Liquidity and capital resources

As of June 30, 2022, Excelerate had $386 million in cash and cash equivalents. On April 18, 2022, the Company entered into a $350 million senior secured revolving credit facility. As of June 30, 2022, the Company had letters of credit issued of $40 million and no outstanding borrowings under its senior secured revolving credit facility.

On August 5, 2022, Excelerate’s Board of Directors (the “Board”) approved an inaugural quarterly dividend equal to $0.025 per share of Class A common stock, which will be paid on September 7, 2022 to shareholders of record at the close of business on August 19, 2022.

2022 Financial Outlook

The Company is reaffirming its prior guidance and expects Adjusted EBITDA to range between $249 million and $269 million for the full year 2022. In addition, the Company expects Adjusted EBITDAR to range between $285 million and $305 million.

Actual results may differ materially from the Company’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Investor Conference Call and Webcast

The Excelerate management team will host a conference call for investors and analysts at 8:30 am Eastern Time (7:30 a.m. Central Time) on Thursday, August 11, 2022. Investors are invited to access a live webcast of the conference call via the Investor Relations page on the Company’s website at www.excelerateenergy.com. An archived replay of the call and a copy of the presentation will be on the website following the call.

ABOUT EXCELERATE ENERGY:

Excelerate Energy, Inc. is a U.S.-based LNG company located in The Woodlands, Texas. Founded in 2003 by George B. Kaiser, Excelerate is changing the way the world accesses cleaner forms of energy by providing integrated services along the LNG value chain with an objective of delivering rapid-to-market and reliable LNG solutions to customers. Excelerate offers a full range of flexible regasification services from FSRU to infrastructure development to LNG supply. Excelerate has offices in Abu Dhabi, Antwerp, Boston, Buenos Aires, Chattogram, Dhaka, Doha, Dubai, Ho Chi Minh City, Manila, Rio de Janeiro, Singapore, and Washington, DC. For more information, please visit www.excelerateenergy.com.

USE OF NON-GAAP FINANCIAL MEASURES

The Company reports financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). Included in this press release are certain financial measures that are not calculated in accordance with GAAP. They are designed to supplement, and not substitute, Excelerate’s financial information presented in accordance with U.S. GAAP. The non-GAAP measures as defined by Excelerate may not be comparable to similar non-GAAP measures presented by other companies. The presentation of such measures, which may include adjustments to exclude non-recurring items, should not be construed as an inference that Excelerate’s future results, cash flows or leverage will be unaffected by other nonrecurring items. Management believes that the following non-GAAP financial measures provide investors with additional useful information in evaluating the Company's performance and valuation. See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure, including those measures presented as part of the Company’s 2022 Financial Outlook, in the section titled “Non-GAAP Reconciliation” below.

Adjusted Gross Margin

The Company uses Adjusted Gross Margin, a non-GAAP financial measure, which it defines as revenues less direct cost of sales and operating expenses, excluding depreciation and amortization, to measure its operational financial performance. Management believes Adjusted Gross Margin is useful because it provides insight on profitability and true operating performance excluding the implications of the historical cost basis of its assets. The Company's computation of Adjusted Gross Margin may not be comparable to other similarly titled measures of other companies, and you are cautioned not to place undue reliance on this information.

Adjusted EBITDA and Adjusted EBITDAR

Adjusted EBITDA is a non-GAAP financial measure included as a supplemental disclosure because the Company believes it is a useful indicator of its operating performance. The Company defines Adjusted EBITDA, a non-GAAP measure, as net income before interest, income taxes, depreciation and amortization, long-term incentive compensation expense and items such as charges and non-recurring expenses that management does not consider as part of assessing ongoing operating performance. In this quarter, the Company revised the definition of Adjusted EBITDA to adjust for the impact of long-term incentive compensation expense, which the Company did not have prior to becoming a public company, and the early extinguishment of lease liability related to the acquisition of the Excellence vessel, as management believes such items do not directly reflect the Company’s ongoing operating performance.

Adjusted EBITDAR is a non-GAAP financial measure included as a supplemental disclosure because the Company believes it is a valuation measure commonly used by financial statement users to more effectively compare the results of its operations from period to period and against other companies without regard to its financing methods or capital structure. The Company defines Adjusted EBITDAR, a non-GAAP measure, as Adjusted EBITDA adjusted to eliminate the effects of rental expenses for vessels and other infrastructure, which are normal, recurring cash operating expenses necessary to operate its business.

Adjusted Net Income

The Company uses Adjusted Net Income, a non-GAAP financial measure, which it defines as net income (loss) plus the early extinguishment of lease liability related to the acquisition of the Excellence vessel and restructuring, transition and transaction expenses. Management believes Adjusted Net Income is useful because it provides insight on profitability excluding the impact of non-recurring charges related to our IPO. The Company's computation of Adjusted Net Income may not be comparable to other similarly titled measures of other companies, and you are cautioned not to place undue reliance on this information.

The Company adjusts net income for the items listed above to arrive at Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Net Income because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Net Income should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company's operating performance or liquidity. These measures have limitations as certain excluded items are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA and Adjusted EBITDAR. Adjusted EBITDAR should not be viewed as a measure of overall performance or considered in isolation or as an alternative to net income because it excludes rental expenses for vessels and other infrastructure, which is a normal, recurring cash operating expense that is necessary to operate the Company's business. The Company's presentation of Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Net Income should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. The Company's computations of Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Net Income may not be comparable to other similarly titled measures of other companies. For the foregoing reasons, each of Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Net Income has significant limitations which affect its use as an indicator of its profitability and valuation, and you are cautioned not to place undue reliance on this information.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements about Excelerate and its industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including, without limitation, statements regarding Excelerate’s future results of operations or financial condition, business strategy and plans, expansion plans and strategy, economic conditions, both generally and in particular in the regions in which Excelerate operates, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “consider,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “may,” “intend,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” “shall,” “should,” “anticipate,” “opportunity” or the negative thereof or other variations thereon or comparable terminology. These statements appear throughout this press release and include, but are not limited to, statements regarding Excelerate’s plans, objectives, expectations and intentions.

You should not rely on forward-looking statements as predictions of future events. Excelerate has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that it believes may affect its business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors. All forward-looking statements are based on assumptions or judgments about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Excelerate. The occurrence of any such factors, events or circumstances would significantly alter the results set forth in these statements.

Moreover, Excelerate operates in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, for example the invasion of Ukraine by Russia, and it is not possible for Excelerate to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The unprecedented nature of the Covid-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of the foregoing events or factors. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “Excelerate believes” and similar statements reflect Excelerate’s beliefs and opinions on the relevant subject. These statements are based on information available to Excelerate as of the date of this press release. And while Excelerate believes that information provides a reasonable basis for these statements, that information may be limited or incomplete. Excelerate’s statements should not be read to indicate that it has conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Excelerate undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. Excelerate may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on its forward-looking statements. Excelerate’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

CONTACTS

Investors

Craig Hicks

Excelerate Energy

Craig.Hicks@excelerateenergy.com

Media

Stephen Pettibone / Frances Jeter

Sard Verbinnen & Co

Excelerate-SVC@sardverb.com

or

media@excelerateenergy.com

Excelerate Energy Limited Partnership

Consolidated Statements of Income (Unaudited)

	For the three months ended
	June 30,	March 31,	June 30,
	2022	2022	2021
	(In thousands, except share and per share amounts)
Revenues
FSRU and terminal services	$110,072	$97,592	$109,858
Gas sales	512,857	494,081	82,940
Total revenues	622,929	591,673	192,798
Operating expenses
Cost of revenue and vessel operating expenses	58,673	50,063	48,425
Direct cost of gas sales	485,023	463,352	78,076
Depreciation and amortization	24,296	23,743	26,137
Selling, general and administrative expenses	13,064	12,634	9,250
Restructuring, transition and transaction expenses	2,582	2,753	3,065
Total operating expenses	583,638	552,545	164,953
Operating income	39,291	39,128	27,845
Other income (expense)
Interest expense	(7,800)	(7,054)	(8,671)
Interest expense – related party	(5,493)	(12,173)	(12,535)
Earnings from equity method investment	732	778	810
Early extinguishment of lease liability on vessel acquisition	(21,834)	—	—
Other income (expense), net	(1,086)	(4,116)	521
Income before income taxes	3,810	16,563	7,970
Provision for income taxes	(7,800)	(3,719)	(4,393)
Net income (loss)	(3,990)	12,844	3,577
Less net income (loss) attributable to non-controlling interest	(831)	(816)	502
Less net loss attributable to non-controlling interest – ENE Onshore	(181)	(237)	(1,941)
Less pre-IPO net income (loss) attributable to EELP	(947)	13,897	5,016
Net loss attributable to shareholders	$(2,031)	$—	$—

Net loss per common share – basic	$(0.08)	$—	$—
Net loss per common share – diluted	$(0.08)	$—	$—
Weighted average shares outstanding – basic	26,254,167	—	—
Weighted average shares outstanding – diluted	26,254,167	—	—

Excelerate Energy Limited Partnership

Consolidated Balance Sheets

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS	(In thousands)
Current assets
Cash and cash equivalents	$386,337	$72,786
Current portion of restricted cash	2,461	2,495
Accounts receivable, net	191,324	260,535
Accounts receivable, net – related party	4,877	11,140
Inventories	64,992	105,020
Current portion of net investments in sales-type leases	12,200	12,225
Other current assets	20,861	26,194
Total current assets	683,052	490,395
Restricted cash	16,903	15,683
Property and equipment, net	1,416,202	1,433,169
Operating lease right-of-use assets	91,779	106,225
Net investments in sales-type leases	407,143	412,908
Investment in equity method investee	23,868	22,051
Deferred tax assets	47,154	939
Other assets	26,621	19,366
Total assets	$2,712,722	$2,500,736
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$140,242	$303,651
Accounts payable to related party	713	7,937
Accrued liabilities and other liabilities	64,457	105,034
Current portion of deferred revenue	7,984	9,653
Current portion of long-term debt	17,531	19,046
Current portion of long-term debt – related party	7,369	7,096
Current portion of operating lease liabilities	31,668	30,215
Current portion of finance lease liabilities	20,643	21,903
Current portion of finance lease liabilities – related party	—	15,627
Total current liabilities	290,607	520,162
Derivative liabilities	—	2,999
Long-term debt, net	206,313	214,369
Long-term debt, net – related party	191,559	191,217
Operating lease liabilities	63,445	77,936
Finance lease liabilities	220,209	229,755
Finance lease liabilities – related party	—	210,992
TRA liability	76,822	—
Asset retirement obligations	35,667	34,929
Other long-term liabilities	17,524	14,451
Total liabilities	$1,102,146	$1,496,810
Commitments and contingencies
Class A Common Stock ($0.001 par value, 300,000,000 shares authorized and 26,254,167 shares issued and outstanding as of June 30, 2022; no shares authorized, issued or outstanding as of December 31, 2021)	$26	$—
Class B Common Stock ($0.001 par value, 150,000,000 shares authorized and 82,021,389 shares issued and outstanding as of June 30, 2022; no shares authorized, issued or outstanding as of December 31, 2021)	82	—
Additional paid-in capital	583,669	—
Equity interest	—	1,135,769
Retained earnings	(2,031)	—
Related party note receivable	(159)	(6,759)
Accumulated other comprehensive loss	(199)	(9,178)
Non-controlling interest	1,159,888	14,376
Non-controlling interest – ENE Onshore	(130,700)	(130,282)
Total equity	$1,610,576	$1,003,926
Total liabilities and equity	$2,712,722	$2,500,736

Excelerate Energy Limited Partnership

Consolidated Statements of Cash Flows (Unaudited)

	For the six months ended
	June 30, 2022	June 30, 2021
Cash flows from operating activities	(In thousands)
Net income (loss)	$8,854	$41,600
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	48,039	52,246
Amortization of operating lease right-of-use assets	15,447	11,384
Accretion expense	738	707
Amortization of debt issuance costs	620	712
Deferred income taxes	(5,552)	(20)
Share of net earnings in equity method investee	(1,510)	(1,614)
Distributions from equity method investee	2,700	—
Long-term incentive compensation expense	270	—
Early extinguishment of lease liability on vessel acquisition	21,834	—
Non-cash restructuring expense	1,574	—
Changes in operating assets and liabilities:
Accounts receivable	76,399	(2,969)
Inventories	40,028	15,181
Other current assets and other assets	(7,814)	(6,480)
Accounts payable and accrued liabilities	(211,287)	(22,354)
Derivative liabilities	1,296	16
Current portion of deferred revenue	(1,669)	(231)
Net investments in sales-type leases	5,790	4,845
Operating lease assets and liabilities	(14,040)	(10,761)
Other long-term liabilities	3,273	(4,134)
Net cash provided by (used in) operating activities	$(15,010)	$78,128
Cash flows from investing activities
Purchases of property and equipment	(67,031)	(11,073)
Net cash used in investing activities	$(67,031)	$(11,073)
Cash flows from financing activities
Proceeds from issuance of common stock, net	412,183	—
Proceeds from long-term debt – related party	649,400	25,500
Repayments of long-term debt – related party	(648,126)	(3,479)
Repayments of long-term debt	(9,561)	(15,018)
Proceeds from revolving credit facility	140,000	—
Repayments of revolving credit facility	(140,000)	—
Related party note receivables	—	(84,758)
Collections of related party note receivables	6,600	—
Principal payments under finance lease liabilities	(10,806)	(17,835)
Principal payments under finance lease liabilities – related party	(2,912)	(7,663)
Net cash provided by (used in) financing activities	$396,778	$(103,253)
Net increase (decrease) in cash, cash equivalents and restricted cash	314,737	(36,198)

Cash, cash equivalents and restricted cash
Beginning of period	$90,964	$109,539
End of period	$405,701	$73,341

Excelerate Energy Limited Partnership

Non-GAAP Reconciliation (Unaudited)

The following table presents a reconciliation of adjusted gross margin to the GAAP financial measures of gross margin for each of the periods indicated.

	For the three months ended
	June 30, 2022	March 31, 2022	June 30, 2021
	(In thousands)
FSRU and terminal services revenues	$110,072	$97,592	$109,858
Gas sales revenues	512,857	494,081	82,940
Cost of revenue and vessel operating expenses	(58,673)	(50,063)	(48,425)
Direct cost of gas sales	(485,023)	(463,352)	(78,076)
Depreciation and amortization expense	(24,296)	(23,743)	(26,137)
Gross Margin	$54,937	$54,515	$40,160
Depreciation and amortization expense	24,296	23,743	26,137
Adjusted Gross Margin	$79,233	$78,258	$66,297

The following table presents a reconciliation of Adjusted EBITDA and Adjusted EBITDAR to the GAAP financial measure of net income (loss) for each of the periods indicated.

	For the three months ended
	June 30, 2022	March 31, 2022	June 30, 2021
	(In thousands)
Net income (loss)	$(3,990)	$12,844	$3,577
Interest expense	13,293	19,227	21,206
Provision for income taxes	7,800	3,719	4,393
Depreciation and amortization expense	24,296	23,743	26,137
Restructuring, transition and transaction expenses	2,582	2,753	3,065
Long-term incentive compensation expense	270	—	—
Early extinguishment of lease liability on vessel acquisition	21,834	—	—
Adjusted EBITDA	$66,085	$62,286	$58,378
Vessel and infrastructure rent expense	9,151	9,094	7,097
Adjusted EBITDAR	$75,236	$71,380	$65,475

The following table presents a reconciliation of Adjusted Net Income to the GAAP financial measure of net income (loss) for each of the periods indicated.

	For the three months ended
	June 30, 2022	March 31, 2022	June 30, 2021
	(In thousands)
Net income (loss)	$(3,990)	$12,844	$3,577
Add back (deduct):
Restructuring, transition and transaction expenses	2,582	2,753	3,065
Early extinguishment of lease liability on vessel acquisition	21,834	—	—
Adjusted net income	$20,426	$15,597	$6,642

	2022E	2022E
(In millions)	Low Case	High Case
Income before income taxes	$58	$93
Interest expense	60	55
Depreciation and amortization expense	100	95
Stock based compensation	2	1
Restructuring, transition and transaction expenses	29	25
Adjusted EBITDA	249	269
Vessel and infrastructure rent expense	36	36
Adjusted EBITDAR	$285	$305

Note: We have not reconciled the Adjusted EBITDA and Adjusted EBITDAR outlook to net income, the most comparable measure, because it is not possible to estimate, without unreasonable effort, our income taxes with the level of required precision. Accordingly, we have reconciled these non-GAAP measures to our estimated income before taxes.